EXHIBIT 23.2




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



   We have issued our report dated March 13, 2003, accompanying the financial statements of Whispering Oaks International, Inc. appearing in their Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 incorporated by reference in this Registration Statement. We consent to the use in this Registration Statement on Form SB-2 of the aforementioned report.



/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Santa Monica, California
September 24, 2003